                                                                      EXHIBIT 99


                                 (PRESS RELEASE)

Contact: Robert W. Krick                          For Release: April 30, 2003
         610-337-1000, ext. 3141                               Immediate



UGI REPORTS SIGNIFICANT INCREASE IN SECOND QUARTER EARNINGS

VALLEY FORGE, Pa., April 30 - UGI Corporation (NYSE: UGI) reported that its net income for the second quarter of fiscal 2003 ended March 31, 2003 rose over 29% to $69.8 million, or $1.62 per diluted share, from $54.0 million, or $1.28 per diluted share for the second quarter of fiscal 2002. Earnings per share statistics reflect the 3-for-2 stock split effective April 1 as previously announced.

Lon R. Greenberg, chairman, president and chief executive officer of UGI, said, "Our excellent performance in the quarter reflects the continuation of colder winter weather patterns this heating season versus last year, as well as the beneficial effects of the growth investments we made over the past few years."

In UGI's domestic propane unit, AmeriGas Partners, L. P. (NYSE: APU), retail volumes sold rose 8.3% to a second quarter record 393.4 million gallons versus
363.4 million gallons sold in the prior-year period. Weather was essentially normal during the recent quarter compared to weather that was approximately 8.5% warmer than normal in the prior-year period according to the National Oceanic and Atmospheric Administration. Operating income from AmeriGas Propane was $115.6 million in this year's quarter compared to $104.4 million in the prior-year quarter. "Weather in the eastern portion of the continental U. S. was colder than normal in the quarter, but the western regions were significantly warmer than normal," explained Greenberg. "In this quarter, we overcame the triple challenges of this bifurcated national weather pattern, the continued sluggish economy adversely affecting our non-weather sensitive sales volumes, and uncertainty in the energy markets related to international events that produced the highest propane product cost in over a decade."

At UGI Utilities' Gas Utility, operating income rose over 43% to $55.1 million in the second quarter of fiscal 2003 from $38.4 million last year. Weather was nearly 8% colder than normal in the most recent quarter compared to nearly 17% warmer than normal in the prior-year quarter. "As in the first quarter, our Gas Utility earnings rebounded from last year as the return of colder winter weather yielded improved results. Our growing gas heating customer base and productivity improvement programs continue to position us for excellent results in the future," said Greenberg. Higher margins resulted from higher weather-induced throughput to core market and firm delivery service customers. Operating expenses rose in large part as a result of the impact of colder weather.

                                    - MORE -
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UGI REPORTS SIGNIFICANT INCREASE IN SECOND QUARTER EARNINGS               PAGE 2


Operating income for the quarter from Electric Operations nearly tripled to $8.4 million from $2.9 million. The increase in operating income reflects lower purchased power costs and higher weather-induced unit sales in our Electric Utility distribution business and greater spot market unit sales to third parties at higher margins in our electric generation business. Weather was approximately 8% colder than normal in the Electric Utility service territory in the recent quarter compared to 16.4% warmer than normal in the prior-year quarter.

Energy marketing operating income for the quarter doubled to $4.0 million from $2.0 million on increased sales volumes, principally on colder weather in the Mid-Atlantic region served by GASMARK(R), higher unit margins and continued internal customer growth. "The March acquisition of TXU's gas marketing business in our regional footprint added value immediately as well," noted Greenberg.

International propane operations reported higher volumes and margins principally as a result of colder weather in Europe. Operating income from our wholly-owned business, FLAGA, declined to $1.5 million for the recent quarter compared to $2.0 million in the prior-year period. Weather was approximately 2% colder than normal in the recently completed quarter versus 14.9% warmer than normal in the prior-year quarter. "The beneficial effects of colder weather were more than offset by price-induced conservation and lower unit margins in our cylinder sales business reflecting the rapid increase in propane product cost," explained Greenberg. "We continue to implement both productivity improvements and new marketing plans in the territories served by FLAGA."

Equity income attributable to international propane operations increased to $5.1 million for the fiscal 2003 quarter from $3.5 million in the fiscal 2002 quarter principally as a result of operations at Antargaz. The improved Antargaz results reflect the benefits of colder weather, a stronger euro and the elimination of goodwill amortization partially offset by expected lower unit margins. UGI owns approximately 20% of Antargaz, one of the largest propane distributors in France.

Revenues for the quarter for UGI increased to $1,135.9 million versus $764.0 million mainly as a result of higher sales volumes and higher commodity prices.

"Nearly four years ago, we announced our intention to grow our core utility and domestic propane businesses as well as invest in related and complementary businesses," said Greenberg. "During the quarter, we announced acquisitions in two of our existing businesses. We believe that continuing this focused growth strategy domestically and internationally will continue to result in superior long-term value for our shareholders," concluded Greenberg.

                                   -- MORE --
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UGI REPORTS SIGNIFICANT INCREASE IN SECOND QUARTER EARNINGS               PAGE 3


UGI is a holding company with propane marketing, utility and energy marketing subsidiaries. Through subsidiaries, UGI owns 51% of AmeriGas Partners, L. P. (NYSE: APU), the nation's largest retail propane marketer.

UGI invites interested parties to listen to the live webcast of management's teleconference with the financial community about second quarter fiscal year 2003 results on Wednesday, April 30, 2003, at 4:00 PM Eastern time. The teleconference is available online live, in audio format, at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 888/203-1112, (International replay 719/457-0820) passcode 476376, until midnight ET May 4, 2003.

Comprehensive information about UGI Corporation is available on the Internet at HTTP://WWW.UGICORP.COM.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read UGI's Annual Report for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-06                                   ###                               4/30/03

                                 UGI CORPORATION
                               REPORT OF EARNINGS
                          (Millions, except per share)
                                   (Unaudited)

                                                       Three Months Ended           Six Months Ended     Twelve Months Ended
                                                            March 31,                  March 31,               March 31,
                                                     ----------------------    -----------------------  ----------------------
                                                        2003        2002           2003        2002        2003      2002 (a)
                                                     ----------  ----------     ----------  ----------  ----------  ----------
Revenues:

      AmeriGas Propane                               $    625.6  $    460.1     $  1,070.6  $    831.5  $  1,547.0  $  1,260.0
      UGI Utilities                                       269.2       179.9          437.6       321.4       606.7       508.0
      Energy Services                                     212.6       103.5          315.7       187.2       460.8       316.8
      International Propane                                18.1        12.7           32.4        26.4        52.7        48.2
      Other Enterprises                                    10.4         7.8           19.5        16.9        38.9        37.6
                                                     ----------  ----------     ----------  ----------  ----------  ----------

         Total revenues                              $  1,135.9  $    764.0     $  1,875.8  $  1,383.4  $  2,706.1  $  2,170.6
                                                     ==========  ==========     ==========  ==========  ==========  ==========
Operating income (loss):

      AmeriGas Propane                               $    115.6  $    104.4     $    179.8  $    146.8  $    178.0  $    129.1
      Gas Utility                                          55.1        38.4           88.6        63.3       102.4        77.8
      Electric Operations                                   8.4         2.9           13.7         5.6        21.3         9.6
      Energy Services                                       4.0         2.0            8.2         4.2        15.1         6.5
      International Propane                                 1.3         1.8            1.6         3.6         1.9         4.0
      Corporate & Other                                      --         1.0           (0.1)        1.5         1.4        (9.2)
                                                     ----------  ----------     ----------  ----------  ----------  ----------

         Total operating income                           184.4       150.5          291.8       225.0       320.1       217.8

Income from equity investees                                5.0         3.7            6.9         7.5         7.9         7.5
Loss on extinguishments of debt                            (3.0)         --           (3.0)       (0.7)       (3.0)       (0.7)
Interest expense:
      AmeriGas Propane                                    (21.8)      (22.0)         (44.5)      (44.7)      (87.6)      (85.2)
      UGI Utilities                                        (4.2)       (4.3)          (8.5)       (8.5)      (16.6)      (17.4)
      International Propane                                (1.0)       (0.9)          (2.1)       (2.1)       (4.2)       (4.5)
      Other, net                                           (0.1)       (0.2)          (0.2)       (0.3)       (0.4)       (0.7)
                                                     ----------  ----------     ----------  ----------  ----------  ----------

         Total interest expense                           (27.1)      (27.4)         (55.3)      (55.6)     (108.8)     (107.8)
Minority interests in AmeriGas Partners                   (44.8)      (41.5)         (65.3)      (50.6)      (42.7)      (24.3)
                                                     ----------  ----------     ----------  ----------  ----------  ----------

Income before income taxes and subsidiary
      preferred stock dividends                           114.5        85.3          175.1       125.6       173.5        92.5
Income tax expense                                        (44.3)      (30.9)         (67.8)      (46.7)      (68.0)      (33.4)
Dividends on UGI Utilities Series Preferred Stock          (0.4)       (0.4)          (0.8)       (0.8)       (1.6)       (1.6)
                                                     ----------  ----------     ----------  ----------  ----------  ----------

Net income                                           $     69.8  $     54.0     $    106.5  $     78.1  $    103.9  $     57.5
                                                     ==========  ==========     ==========  ==========  ==========  ==========
Earnings per share (c):

      Basic                                          $     1.66  $     1.31     $     2.55  $     1.90  $     2.49  $     1.40
                                                     ==========  ==========     ==========  ==========  ==========  ==========


      Diluted                                        $     1.62  $     1.28     $     2.49  $     1.86  $     2.45  $     1.38
                                                     ==========  ==========     ==========  ==========  ==========  ==========
Average common shares outstanding (c):

      Basic                                              41.958      41.288         41.822      41.193      41.644      41.024
                                                     ==========  ==========     ==========  ==========  ==========  ==========


      Diluted                                            42.990      42.132         42.790      41.922      42.462      41.594
                                                     ==========  ==========     ==========  ==========  ==========  ==========

Supplemental information:

   Pre-tax income (loss):

      AmeriGas Propane (b)                           $     45.9  $     41.1     $     67.1  $     51.3  $     44.6  $     19.4
      UGI Utilities                                        59.3        37.0           93.8        60.4       107.1        70.0
      Energy Services                                       4.0         2.0            8.2         4.2        15.1         6.2
      International Propane                                 5.4         4.4            6.3         8.5         5.8         6.6
      Corporate & Other                                    (0.1)        0.8           (0.3)        1.2         0.9        (9.7)
                                                     ----------  ----------     ----------  ----------  ----------  ----------

         Total pre-tax income                        $    114.5  $     85.3     $    175.1  $    125.6  $    173.5  $     92.5
                                                     ==========  ==========     ==========  ==========  ==========  ==========


(a) Pro forma net income and net income per diluted share for the twelve months ended March 31, 2002 as if SFAS No. 142, "Goodwill and Other Intangible Assets," had been adopted at the beginning of that period would have been $61.3 and $1.47, respectively.

(b)   Amounts are net of minority interests in AmeriGas Partners, L.P.

(c) Earnings per share and average common shares outstanding for all periods presented reflect the effects of the Company's 3-for-2 common stock split distributed April 1, 2003 to shareholders of record on February 28, 2003.

                               UGI UTILITIES, INC.
                 (a wholly owned subsidiary of UGI Corporation)
                               REPORT OF EARNINGS
                             (Thousands of Dollars)
                                   (Unaudited)


                                     Three Months Ended        Six Months Ended       Twelve Months Ended
                                         March 31,                 March 31,                March 31,
                                  ---------------------     ---------------------     ---------------------
                                    2003         2002         2003         2002         2003         2002
                                  --------     --------     --------     --------     --------     --------
Revenues                          $269,296     $179,945     $437,647     $321,426     $606,773     $508,094
                                  ========     ========     ========     ========     ========     ========

Income before income taxes        $ 59,308     $ 37,091     $ 93,803     $ 60,437     $107,031     $ 70,077
                                  ========     ========     ========     ========     ========     ========

Net income                        $ 35,399     $ 22,549     $ 56,113     $ 36,594     $ 63,614     $ 42,480

Dividends on preferred stock           387          387          775          775        1,550        1,550
                                  --------     --------     --------     --------     --------     --------
Net income after dividends on
preferred stock                   $ 35,012     $ 22,162     $ 55,338     $ 35,819     $ 62,064     $ 40,930
                                  ========     ========     ========     ========     ========     ========
